UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 and 15(d) of
                       the Securities Exchange Act of 1934

                                 August 31, 2004
                Date of Report (Date of earliest event reported)

                            AMERADA HESS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                                               13-4921002
        Delaware                    1-1204                    (IRS Employer
(State of Incorporation)      (Commission File Number)      Identification No.)

                           1185 Avenue of the Americas
                            New York, New York 10036
                     (Address of Principal Executive Office)

                                 (212) 997-8500
              (Registrant's Telephone Number, Including Area Code)

                                (Not Applicable)
                         (Former Name or Former Address,
                          If Changed Since Last Report)
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Item 1.01.  Entry into Material Definitive Agreement.

     On August 31, 2004, Amerada Hess Corporation (the "Company") entered into Amendment No. 1 dated as of August 31, 2004 among the Company, JPMorgan Chase Bank as a lender, administrative agent, and issuing bank, and Bank of America N.A., Citibank N.A., BNP Paribas, Barclays Bank PLC, The Royal Bank of Scotland PLC and The Bank of Nova Scotia, each as an issuing bank (the "Amendment") to the Third Amended and Restated Credit Agreement as dated as of January 23, 2001 (the "Credit Agreement") among the Company, the lenders and other parties thereto. Pursuant to the Amendment, a letter of credit facility was established permitting the Company to request the issuance of letters of credit in aggregate not to exceed $1.5 billion, the existing commitment amount of the Credit Agreement ("Commitment"). Prior to the Amendment, utilization of the Commitment was permitted only through borrowings by the Company and not by letters of credit.

     The Company from time to time has had banking relationships with each of the parties to the Amendment and affiliates of these parties have served in the past as underwriters in public offerings of securities by the Company.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           AMERADA HESS CORPORATION

DATE:      September 9, 2004               By:   \s\ J. Barclay Collins
                                              ----------------------------------
                                              Name:   J. Barclay Collins II
                                              Title:  Executive Vice President
                                                      and General Counsel